Exhibit 99.2

        Perma-Fix Environmental Services, Inc. Announces Release of First
          Quarter Earnings and Invites You to Join Its Conference Call

ATLANTA, GA, April 30, 2003 -- Perma-Fix Environmental Services, Inc. (NASDAQ:
PESI; Boston) (Germany: PES.BE) today announced that it will release first quarter earnings on the morning of Tuesday, May 6, 2003. In conjunction with the Company's first quarter earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Tuesday, May 6, 2003, at 11:00 a.m. EDT with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

      What:     Perma-Fix Presents First Quarter 2003 Operating Results

      When:     Tuesday May 6, 2003, at 11:00 a.m. EDT

      Where:    http://www.firstcallevents.com/service/ajwz381113324gf12.html

      How: Live over the Internet -- Simply log on to the web at the address above

      Contact:  Richard T. Kelecy
                352-395-1351

              TO PARTICIPATE IN THE CONFERENCE CALL PLEASE DIAL-IN:

                            U.S. Calls 1-877-667-7774
                       International Calls 1-416-695-5259

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

       Please visit us on the World Wide Web at http://www.perma-fix.com.

                                      *****

Contacts:

Dr. Louis F. Centofanti, Chairman and CEO         David Waldman/John Nesbett
Perma-Fix Environmental Services, Inc.            Lippert/Heilshorn & Associates
(404) 847-9990                                    (212) 838-3777
                                                  dwaldman@lhai.com

                                                  Herbert Strauss-European
                                                  investor relations
                                                  herbert@eu-ir.com
                                                  +43 316 296 316 1